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                                EXHIBIT 23(d)



             CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING



In connection with the proposed merger of Citizens National Bancshares, Inc., Hammond, Louisiana with Deposit Guaranty Corp., Jackson, Mississippi, the undersigned, acting as an independent financial analyst to the common shareholders of Citizens National Bancshares, Inc., hereby consents to the reference to our firm in the S-4 Registration Statement and to the inclusion of our fairness opinion as an exhibit to the S-4 Registration Statement.




                                                  March 29, 1995

                                                  ALEX SHESHUNOFF & CO.
                                                   INVESTMENT BANKING
                                                  AUSTIN, TEXAS



                                                  BY _______________________
                                                     Wade Schuessler
                                                     Vice President